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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             CompleTel Europe N.V.
             (Exact name of registrant as specified in its charter)


       Amsterdam, The Netherlands                           98-0202823
(State of incorporation or organization)                  (IRS Employer
                                                         Identification No.)

            Kruisweg 609
          2132 NA Hoofddorp
           The Netherlands                                       N/A
(Address of principal executive offices)                      (Zip Code)

If this Form relates to the registration of a class of debt securities and is to become effective pursuant to General Instruction A.(c)(1), please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneous with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.

       Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class            Name of each exchange on which
          to be so registered:           each class is to be registered:


               None                                   None


       Securities to be registered pursuant to Section 12(g) of the Act:

              Ordinary Shares, nominal value euro 0.10 per share
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

    The description of the securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, is incorporated herein by reference to the information set forth under the heading "Description of Capital Stock" in the prospectus included in the Registrant's Registration Statement on Form F-1 (Registration No. 333-30834) initially filed with the Securities and Exchange Commission on February 22, 2000 pursuant to the Securities Act of 1933, as amended.

Item 2.  Exhibits.
         --------

    The Exhibits listed below are filed herewith:

             Exhibit No.                        Description
             -----------                        -----------
               1./(1)/ Form of Amended Articles of Association of CompleTel Europe N.V.

/(1)/ Previously filed as an exhibit to the Company's Registration Statement on
 Form F-1 (Registration No. 333-30834) initially filed with the Securities and Exchange Commission on February 22, 2000 and incorporated herein by reference.
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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        CompleTel Europe N.V.



                                        By:     /s/ James E. Dovey
                                           ----------------------------
                                        Name:  James E. Dovey
                                        Title: Managing Director



Date:   March 23, 2000
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                                 EXHIBIT INDEX
                                 -------------

                 Exhibit No.                        Description
                 -----------                        -----------
                   1./(1)/ Form of Amended Articles of Association of CompleTel Europe N.V.

/(1)/ Previously filed as an exhibit to the Company's Registration Statement on Form F-1 (Registration No. 333-30834) initially filed with the Securities and Exchange Commission on February 22, 2000 and incorporated herein by reference.